As filed with the Securities and Exchange Commission on August 15, 2003
                     Registration Statement No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                             TOMPKINS TRUSTCO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
         --------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1482357
                        ---------------------------------
                        (IRS Employer Identification No.)

                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                    ----------------------------------------
                    (Address of principal executive offices)

                             2001 STOCK OPTION PLAN
                             ----------------------
                              (Full Title of Plan)

                                Francis M. Fetsko
              Executive Vice President and Chief Financial Officer
                             Tompkins Trustco, Inc.
                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                                 (607) 273-3210
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                 with a copy to:
                              Edward C. Hooks, Esq.
                                Harris Beach LLP
                             119 East Seneca Street
                             Ithaca, New York 14851
                                 (607) 273-6444


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed      Proposed
Title of                          Maximum       Maximum
Securities      Amount            Offering      Aggregate           Amount of
to be           to be             Price per     Offering            Registration
Registered      Registered(1)     Share(2)      Price(2)            Fee(2)
--------------------------------------------------------------------------------
Common
Stock           500,000           $ 41.45       $ 20,725,000.00     $ 1,676.65
--------------------------------------------------------------------------------

(1) This Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the 2001 Stock Option Plan.

(2) In accordance with Rule 457(h)(1), calculated on the basis of the average of the high and low sales prices of the Common Stock reported on the American Stock Exchange on August 11, 2003.

                              EXPLANATORY STATEMENT

         Tompkins Trustco Inc. (the "Registrant") is filing this Registration Statement pursuant to General Instruction E to Form S-8 for the purpose of registering 500,000 additional shares of the Common Stock of the Registrant for issuance under the Registrant's 2001 Stock Option Plan (the "2001 Plan").

         On December 21, 2001, the Registrant filed a Registration Statement on Form S-8 (File No. 333-75822) (the "2001 Registration Statement") with the Securities and Exchange Commission (the "Commission") to register 324,110 shares of Common Stock for issuance under the 2001 Plan. Additionally, as set forth in the 2001 Registration Statement, the Registrant carried forward 25,890 shares of Common Stock initially registered by the Registrant under a Registration Statement on Form S-8 (File No. 333-60872) filed with the Commission on August 7, 1998, so that a total of 350,000 shares of Common Stock were registered for issuance under the 2001 Plan. An additional 35,000 shares of Common Stock are deemed registered pursuant to Rule 416 under the Securities Act of 1933, as amended, as a result of a 10% stock dividend declared by the Registrant's Board of Directors on July 23, 2003 and payable on August 15, 2003.

         In accordance with General Instruction E to Form S-8, the contents of the 2001 Registration Statement (File No. 333-75822) are hereby incorporated by reference.

Item 8.  Exhibits



         Exhibit
         Number                             Title of Exhibit
         ------                             ----------------

         4.1 Form of Specimen Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A (File No. 0-27514) filed with the Commission on December 29, 1995, and amended by the Company's Form 8-A/A filed with the Commission on January 22, 1986)

         5                 Opinion of Harris Beach LLP

         23.1              Consent of KPMG LLP

         23.2 Consent of Harris Beach LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

         24 Powers of Attorney (included in this Registration Statement under the caption "Signatures")

         99 2001 Stock Option Plan (incorporated herein by reference to Exhibit 99 to the Company's Registration Statement on Form S-8 (File No. 333-75822) filed with the Commission on December 21, 2001)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on August 12, 2003.

                                       TOMPKINS TRUSTCO, INC.


                                       By:  /s/ JAMES J. BYRNES
                                            ------------------------------------
                                            James J. Byrnes
                                            Chairman of the Board and
                                            Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints JAMES J. BYRNES, JAMES W. FULMER and FRANCIS M. FETSKO, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Tompkins Trustco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                             Title                      Date
             ---------                             -----                      ----

By:  /s/ JAMES J. BYRNES                Chairman of the Board and        August 12, 2003
     ------------------------------     Chief Executive Officer
     James J. Byrnes


By:  /s/ JAMES W. FULMER                President and Director           August 12, 2003
     ------------------------------
     James W. Fulmer


By:  /s/ FRANCIS M. FETSKO              Executive Vice President and     August 12, 2003
     ------------------------------     Chief Financial Officer
     Francis M. Fetsko


By:  /s/ JOHN E. ALEXANDER              Director                         August 12, 2003
     ------------------------------
     John E. Alexander

             Signature                             Title                      Date
             ---------                             -----                      ----

By:  /s/ REEDER D. GATES                Director                         August 12, 2003
     ------------------------------
     Reeder D. Gates


By:  /s/ WILLIAM W. GRISWOLD            Director                         August 12, 2003
     ------------------------------
     William W. Griswold


By:  /s/ JAMES R. HARDIE                Director                         August 12, 2003
     ------------------------------
     James R. Hardie


By:  /s/ EDWARD C. HOOKS                Director                         August 12, 2003
     ------------------------------
     Edward C. Hooks


By:  /s/ BONNIE H. HOWELL               Director                         August 12, 2003
     ------------------------------
     Bonnie H. Howell


By:  /s/ HUNTER R. RAWLINGS, III        Director                         August 12, 2003
     ------------------------------
     Hunter R. Rawlings, III


By:  /s/ THOMAS R. SALM                 Director                         August 12, 2003
     ------------------------------
     Thomas R. Salm


By:  /s/ MICHAEL H. SPAIN               Director                         August 12, 2003
     ------------------------------
     Michael H. Spain


By:  /s/ WILLIAM D. SPAIN, JR.          Director                         August 12, 2003
     ------------------------------
     William D. Spain, Jr.


By:  /s/ CRAIG YUNKER                   Director                         August 12, 2003
     ------------------------------
     Craig Yunker

                                  EXHIBIT INDEX



         Exhibit
         Number                             Title of Exhibit
         ------                             ----------------

         4.1 Form of Specimen Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A (File No. 0-27514) filed with the Commission on December 29, 1995, and amended by the Company's Form 8-A/A filed with the Commission on January 22, 1986)

         5                 Opinion of Harris Beach LLP

         23.1              Consent of KPMG LLP

         23.2 Consent of Harris Beach LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

         24 Powers of Attorney (included in this Registration Statement under the caption "Signatures")

         99 2001 Stock Option Plan (incorporated herein by reference to Exhibit 99 to the Company's Registration Statement on Form S-8 (File No. 333-75822) filed with the Commission on December 21, 2001)